UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2012

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53290

Delaware	26-2940963
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10005 Muirlands Boulevard
Suite G
Irvine, California, 92618
(Address of principal executive offices, including zip code)

949-419-0288
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The final voting results for the matters submitted to vote of our stockholders at our annual meeting of stockholders held on August 28, 2012, which are described in detail in our definitive proxy statement filed with the Securities and Exchange Commission on July 27, 2012, are as follows:

1.  The election of nine directors to serve until the next annual meeting of stockholders and thereafter until their successors have been elected and qualified:

	For	Withheld	Broker Non-votes
MICHAEL BRAUSER	55,190,591	131,651	18,431,905
BARRY HONIG	55,190,691	131,551	18,431,905
FRANK L. JAKSCH, JR.	55,190,591	131,651	18,431,905
GLENN L. HALPRYN	55,190,691	131,551	18,431,905
STEPHEN BLOCK	55,184,791	137,451	18,431,905
REID DABNEY	55,165,191	157,051	18,431,905
HUGH DUNKERLEY	55,165,191	157,051	18,431,905
MARK S. GERMAIN	55,028,340	293,902	18,431,905
CURTIS A. LOCKSHIN	55,190,691	131,551	18,431,905

2.  Ratification of the appointment of McGladrey, LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2012:

For	Against	Abstain	Broker Non-votes
72,834,113	724,986	195,048	0

3. The approval, on an advisory basis, of the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in the Company’s Proxy Statement for 2012 annual meeting:

For	Against	Abstain	Broker Non-votes
50,702,791	393,842	4,225,609	18,431,905

4. Recommendation, on an advisory basis, the frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation:

One Year	Two Years	Three Years	Abstain	Broker Non-votes
8,071,250	36,865,125	6,222,400	4,163,467	18,431,905

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Date: August 30, 2012	By:	/s/ FRANK L. JAKSCH JR.
Frank L. Jaksch Jr.
Chief Executive Officer